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                                                                    Exhibit 23.2


                          Independent Auditors' Consent


The Board of Directors
Sumitomo Life Realty (N.Y.), Inc.:

We consent to the use of our reports dated September 5, 2003, with respect to the statements of revenues and certain operating expenses of 425 Lexington Avenue, New York, New York; 499 Park Avenue, New York, New York; and 1200 19th and M Street, Washington, D.C., and our report dated September 5, 2003, except for note 6 which is as of February 2, 2004, with respect to the statement of revenues and certain operating expenses of 600 Lexington Avenue, New York, New York, for each of the years in the three-year period ended December 31, 2002, included in this registration statement on Form S-11 (No. 333-108780) of Hines Real Estate Investment Trust, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.



                                             /s/ KPMG LLP



New York, New York
February 27, 2004